                                                                   EXHIBIT 10(c)















                 PERRIGO COMPANY NON-QUALIFIED STOCK OPTION PLAN
                                  FOR DIRECTORS


                            AS ADOPTED IN JULY, 1989
              AS AMENDED AND RESTATED EFFECTIVE AS OF AUGUST, 1997
                           AS AMENDED AUGUST 25, 2000

          PERRIGO COMPANY NON-QUALIFIED STOCK OPTION PLAN FOR DIRECTORS


1.       Name and Purpose.

         This plan shall be known as the Perrigo Company Non-Qualified Stock Option Plan for Directors (hereinafter called the "Plan"). The Plan is intended to attract and retain the services of experienced and knowledgeable non-employee directors (hereinafter called "Participant" or "Participants") to serve on the Board of Directors of Perrigo Company (hereinafter called the "Company") and to provide additional incentive for such Participants to work for the best interest of the Company and its shareholders through ownership of its common stock.

2.       Stock.

         All stock subject to options under the Plan shall be authorized but unissued or reacquired common stock, without par value, of the Company (hereinafter called "Common Stock"). The aggregate number of shares of Common Stock which may be issued to all Participants under options granted under this Plan shall not exceed 525,000 shares.(*) In the event that any outstanding option under the Plan expires for any reason, including failure to satisfy any vesting requirement imposed pursuant to subsection 6(b) of the Plan, the shares of Common Stock allocable to the unexercised portion of such option may again be subjected by the Company to an option under the Plan.

3.       Administration.

         The Plan shall be administered by the Board of Directors of the Company or by a committee of the Board of Directors hereafter designated to administer the Plan by the Board of Directors of the Company. Any committee of the Board of Directors designated to administer the Plan shall consist of not less than three directors of the Company. To the extent required to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), each member of any such committee shall qualify as a "non-employee director," as defined therein. As used herein, "Board" shall mean and include the Board of Directors of the Company and any committee designated by the Board to administer the Plan.

         With respect to the granting of options pursuant to the Plan, the Board shall hold meetings at such times and places as it may determine, and all action with respect to the Plan shall be taken by a majority of its members. The Board shall have the full right and responsibility to determine from time to time which outside Directors of the Company shall be granted options under the Plan, the time or times at which options shall be granted, the number of shares of Common Stock to be covered by each option and the terms and conditions of each option granted.


--------------------
* Adjusted for the three and one-half-for-one common stock split, effective November, 1991 and the two-for-one common stock split, effective August, 1993. Amended August, 1997, and August, 2000 to increase the shares of Common Stock which may be issued under the Plan.

         The interpretation and construction by the Board of any provisions of the Plan or of any option granted under the Plan shall be final. No member of the Board or officer of the Company shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. All actions taken by the Board with respect to any option granted pursuant to the Plan shall be conclusively binding on the Company and the Participant.

4.       Eligibility.

         The Participants eligible to receive options shall be those Directors of the Company who are not employed by the Company at the time of granting of any option under this Plan to such Director.

5.       Option Price.

         Each option shall state the option price, which shall not be less than one hundred percent (100%) of the fair market value of the shares of Common Stock of the Company on the date of the granting of the option. For purposes of the Plan, "fair market value" shall be the average of the highest price and the lowest price at which the Common Stock is traded on the date of determination or on the most recent date on which the Common Stock is traded prior to that date, as reported on the NASDAQ National Market. Subject to the foregoing, the Board shall have full authority and discretion in fixing the option price, and shall be fully protected in so doing.

6.       Terms and Conditions of Options.

         All options granted pursuant to the Plan shall be authorized by the Board and shall be issued in the form appended hereto or in such other form as the Board may from time to time prescribe; provided, however, that any such options granted shall contain the following terms and conditions:

         (a) Number of Shares and Option Price. Each option shall state the number of shares of Common Stock to which it pertains and the option price per share.

         (b) Term and Vesting. Each option shall vest and may only be exercised, if at all, between the original exercise date and the expiration date determined by the Board and specified in the option. Each Participant shall agree to continue, if elected by the shareholders, as a Director of the Company and to render to the Company his or her services as a Director for such time period, not to exceed six (6) years, as may be determined by the Board at the time of granting the option, and such option shall not vest or be exercisable during said time period; provided, however, that the Board may, at its discretion, provide for staggered vesting, in which event the option for those shares of Common Stock for which the required vesting period has been met shall vest and may be exercised thereafter even though the option as to other shares of stock in the same grant or any subsequent grant has not then vested.

         (c) Early Vesting of Options. Notwithstanding the vesting period specified in any option granted under the Plan, each such option shall immediately vest and may be exercised in whole or in part at any time after the date on which (i) any Person (as that term is defined in Section 2(2) of the Securities Act of 1933 and Section 13(d)(3) of the Exchange Act, as hereafter amended from time to time) who is not a shareholder of the Company on the date of adoption of the Plan, acquires or otherwise becomes the owner of voting stock of the Company, which, together with all other voting stock of the Company then owned by such Person, represents fifty percent (50%) or more of the then issued and outstanding voting stock of the Company or (ii) the composition of the Company's Board of Directors is changed such that a majority of the members of the Board of Directors is comprised of individuals who are neither incumbent members on the date of adoption of the Plan nor nominated or appointed by a majority of such incumbent members or their nominees or (iii) the Participant's service as a Director of the Company is terminated by his or her death or disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code")) prior to the date on which the right to exercise the option expires or terminates as determined by the Board and specified in the option.

         (d) Nontransferability of Options. During the lifetime of the Participant, the option shall be exercisable only by him or her while he or she is a Director of the Company or within the time period specified in subsection
(e) or (f) below, as the case may be, and not be assignable or transferable by him or her and no other person shall acquire any rights therein. On the death of the Participant, his or her option may only be transferred or assigned by his or her will or by the laws of descent and distribution and, in such event, may only be exercised within the time period and in the manner specified in subsection
(f) below.

         (e) Termination of Service Other than by Death or Disability. At the time an option is granted, the Board shall determine the time period during which the Participant may exercise the option following the termination of his or her membership on the Board of Directors, and such post-termination exercise period may vary based on the reason for such termination of Board membership. Subject to subsections (f) and (g) below, the Participant shall have the right to exercise the option at any time within this specified period after the termination of his or her membership on the Board of Directors to the extent that the Participant's right to exercise such option had vested (including, without limitation, by reason of subsection (c) above) and had not previously been exercised prior to the Participant's termination of Board membership.

         If the Participant's service as a Director of the Company is terminated prior to the earliest date on which the Participant's option may be exercised pursuant to its terms or, if such service is terminated after such date, and the option is not exercised prior to the expiration date specified by the Board at the time the option is granted, the option shall lapse.

         (f) Termination of Service by Death or Disability. Except as provided in the following paragraph and in subsection (g) below, if a Participant dies or becomes disabled (as defined in Code Section 22(e)(3)), his or her option may be exercised in whole or in part by the duly appointed fiduciary of the estate of the deceased Participant or the person or persons succeeding to his or her interest under the laws of descent and distribution or by bequest under his or her will, or, in the case of disability, by the disabled Participant or the conservator of his or her estate, as the case may be, at any time within the applicable post-termination exercise period specified by the Board, to the extent that the Participant's right to exercise such option had vested and had not previously been exercised prior to the date of his or her death or disability.

         If the Participant dies or becomes disabled and the option is not exercised in the manner provided in the preceding paragraph of this subsection
(f) prior to the expiration date specified by the Board at the time the option is granted, the option shall lapse.

         (g) Board  Discretion. Notwithstanding the provisions of subsections
(e) and (f) above, the Board, in its discretion, may extend the time that an optionee has to exercise any outstanding option, but not beyond the specified expiration date of the option.

7.       Other Option Provisions.

         Any option granted under the Plan may contain such provisions, including, without limitation, restrictions upon the exercise of the option and subsequent transfer of the underlying stock, as the Board shall deem advisable.

8.       Term of Plan.

         The Plan shall continue indefinitely, provided that the Board of Directors may revise or discontinue the Plan at any time in accordance with
Section 12.

9.       Exercise of Option and Payment of Option Price.

         Subject to Section 6 above, each option granted under the Plan may be exercised in whole or in part, over the term of the option, by delivery to the President, Secretary, Assistant Secretary or chief financial officer of the Company of a duly executed notice of exercise in the form attached to the option. The exercise price of an option shall be paid in full at the time of exercise (i) in cash, (ii) through the surrender of previously-acquired shares of Common Stock having a fair market value equal to the exercise price of the option, (iii) through the withholding by the Company (upon such exercise) of Common Stock having a fair market value equal to the exercise price or (iv) by a combination of (i), (ii), and (iii). Upon exercise of the option, the Company may withhold, or allow a Participant to remit to the Company any applicable Federal, state or local income tax liability. In order to satisfy all or any portion of such income tax liability, an option holder may elect to surrender Common Stock previously acquired by the holder or to have the Company withhold Common Stock that would otherwise have been issued to the holder pursuant to the exercise of the option.

10.      Adjustment Provisions.

         In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalization, combination of shares, exchange of shares, mergers, consolidations, separations, reorganizations, liquidations, or otherwise, the number and class of shares available for options under the Plan and the shares subject to any outstanding options and the option price thereof shall be equitably adjusted by the Board.

11.      Mergers or Consolidations.

         In the event of the merger or consolidation of the Company into or with another corporation in which the Company ceases to exist, the option shall be transferred into options of the surviving corporation to purchase the same comparable number of shares of the surviving corporation and on the same terms and conditions as provided for and contained in the options granted under the Plan, and the Company shall require, as a condition to such merger or consolidation, that the surviving corporation adopt the Plan as its plan and issue comparable options to purchase shares of its stock.

12.      Amendment or Termination of Plan.

         The Board of Directors may amend, suspend or terminate this Plan at any time and from time to time. No amendment of the Plan shall adversely affect rights or obligations under the Plan with respect to options granted prior to such amendment.

13.      General Provisions.

         (a) Nothing in the Plan nor in any instrument executed pursuant hereto shall confer upon any outside Director any right to continue as a Director of the Company or shall affect the right of the shareholders of the Company to vote against the reelection of an outside Director or of the Board of Directors to remove an outside Director in the manner permitted by the Bylaws of the Company.

         (b) No shares of Common Stock shall be issued or transferred pursuant to an option granted under the Plan unless and until all legal requirements applicable to the issuance or transfer of such shares have, in the opinion of counsel to the Company, been met.

         (c) No outside Director and no beneficiary or other person claiming under or through him or her shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purposes of the Plan or subject to any option except as to such shares of Common Stock, if any, as shall have been issued pursuant to the exercise of such option.

         (d) The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan may be used for any general corporate purposes.

14.      Effective Date.

         The Plan was originally adopted by the Board of Directors of the Company in July, 1989. The Plan was amended and restated effective as of August, 1997, and amended on August 25, 2000.